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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



FindWhat.com
5220 Summerlin Commons Blvd.
Suite 500
Fort Myers, Florida 33907

       We consent to the incorporation by reference in this Registration Statement pertaining to the 1999 Incentive Stock Plan (as amended on December 15, 2003) of Findwhat.com of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of Findwhat.com included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Tampa, Florida
March 16, 2004